Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Second Quarter 2016 Financial Results

Second Quarter 2016 Financial Highlights:

•	Revenues of $162.6 million, an increase of 7%

•	Net income of $2 million or $0.04 per diluted share

•	Adjusted EBITDA of $13.2 million

•	Non-GAAP EPS of $0.08

•	New awards of $270 million, up 43%

•	Total project backlog of $1.6 billion, up 16% year over year

FRAMINGHAM, MA - August 9, 2016 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended June 30, 2016. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco commented, "We started the year with a clear strategy to drive growth, and our performance this quarter demonstrates our ability to execute.  Investment in project development drove outstanding backlog growth, both in our fastest growing segments such as U.S. Federal, and also in areas of the country in which we have been underrepresented historically.  We added to our renewable energy portfolio by putting 5.2 MW into service and growing energy revenue over 8%.  Finally, we progressed in resolving issues in the under-performing business units.  In particular, we believe our Canadian operations are positioned to once again contribute to growth.”

Sakellaris continued, “Our execution against the growth strategy helped to further build momentum in our business.  We had solid revenue growth and good profitability.  More important was the acceleration we saw in business development activity.  Awarded backlog was up 18%, and total backlog was up 16%.  We had over $270 million of new awards, an amount that was 43% higher than the new awards we booked in the second quarter of 2015.  The improving backlog visibility positions us for a strong 2017 and beyond.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Second Quarter 2016

Revenues were $162.6 million, compared to $152.5 million, driven mainly by our Federal segment. Operating income was $4.7 million, compared to $5.1 million.

Net income was $2.0 million in both quarters, resulting in net income per diluted share of $0.04. Non-GAAP EPS was $0.08, compared to $0.04.

Adjusted EBITDA, a non-GAAP financial measure, was $13.2 million, compared to $11.5 million.

Additional Second Quarter 2016 Operating Highlights:

•	Project revenues were $113.6 million, an increase of 11%.

•	Revenues from other service offerings was slightly down at $49.0 million due to the anticipated decline in integrated-PV.

•
Cash flows from operating activities used $24.7 million, compared to $14.9 million, and adjusted cash from operations, a non-GAAP financial measure, was $(2.3) million, compared to $8.0 million both driven by strong construction activity in our Federal segment ahead of scheduled draws on our Federal ESPC agreements.

•	Total project backlog was $1,551.1 million as of June 30, 2016 and consisted of:

◦
$435.1 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

◦	$1,116.0 million of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $157.0 million or 66 MWe. We placed 5.2 MW of solar assets into service during the quarter.

FY 2016 Guidance
Ameresco is reaffirming its full year 2016 outlook. The Company expects to earn total revenue in the range of $645 million to $680 million in 2016. The Company also expects adjusted EBITDA for 2016 to be in the range of $51 million to $57 million and net income per diluted share to be in the range of $0.25 to $0.30 for 2016. Our guidance assumptions for the remainder of 2016 are as follows: project revenues from contracted backlog of approximately $195 million; project revenues from awarded projects and proposals in the range of $55 million to $90 million; the remainder of revenues from all other service offerings; gross margin in the range of 19-20%; operating expenses as a percentage of revenue of 15.5-16.5%; an effective income tax rate of 25% using the midpoint of our guidance range; and weighted average common shares outstanding of 48 million. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the SunEdison bankruptcy and our restructuring activities.

Share Repurchase Program

During the second quarter, the Company repurchased 417,698 shares of its Class A common stock for an average per share price of $4.63. The Company has approximately $8 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 46433469. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation

Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission on March 4, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the U.S. Securities and Exchange Commission on May 5, 2016. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,277	$21,645
Restricted cash	12,382	16,236
Accounts receivable, net	80,445	73,372
Accounts receivable retainage, net	21,959	21,454
Costs and estimated earnings in excess of billings	69,797	88,334
Inventory, net	14,406	13,223
Prepaid expenses and other current assets	12,023	11,745
Income tax receivable	—	2,151
Project development costs	17,149	15,538
Total current assets	243,438	263,698
Federal ESPC receivable	131,738	125,804
Property and equipment, net	5,921	5,328
Project assets, net	256,638	244,309
Goodwill	58,615	59,085
Intangible assets, net	5,282	6,770
Other assets	22,791	18,446
Total assets	$724,423	$723,440
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$14,883	$13,427
Accounts payable	112,968	114,759
Accrued expenses and other current liabilities	21,724	21,983
Billings in excess of cost and estimated earnings	22,259	28,744
Income taxes payable	718	810
Total current liabilities	172,552	179,723
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	104,770	100,490
Federal ESPC liabilities	121,633	122,040
Deferred income taxes	1,311	4,010
Deferred grant income	8,015	8,291
Other liabilities	21,492	18,854

Redeemable non-controlling interest	6,765	490

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,827,392 shares issued and 28,409,694 shares outstanding at June 30, 2016, 28,684,392 shares issued and outstanding at December 31, 2015	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2016 and December 31, 2015	2	2
Additional paid-in capital	111,539	110,311
Retained earnings	187,502	184,454
Accumulated other comprehensive loss, net	(9,212)	(5,228)
Less - treasury stock, at cost, 417,698 shares at June 30, 2016	(1,949)	—
Total equity	287,885	289,542
Total liabilities, redeemable non-controlling interest and equity	$724,423	$723,440

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$162,628	$152,489	$296,404	$267,922
Cost of revenues	130,772	121,593	236,872	217,383
Gross profit	31,856	30,896	59,532	50,539
Selling, general and administrative expenses	27,140	25,812	53,028	49,883
Operating income	4,716	5,084	6,504	656
Other expenses, net	1,850	1,347	2,693	4,009
Income (loss) before provision (benefit) for income taxes	2,866	3,737	3,811	(3,353)
Income tax provision (benefit)	766	1,746	1,007	(1,156)
Net income (loss)	2,100	1,991	2,804	$(2,197)
Net loss (income) attributable to redeemable non-controlling interest	(106)	—	244	—
Net income (loss) attributable to Ameresco, Inc.	$1,994	$1,991	$3,048	$(2,197)
Net income (loss) per share attributable to common shareholders:
Basic	$0.04	$0.04	$0.07	$(0.05)
Diluted	$0.04	$0.04	$0.07	$(0.05)
Weighted average common shares outstanding:
Basic	46,719,122	46,493,162	46,730,805	46,450,877
Diluted	46,793,350	47,385,412	46,730,805	46,450,877

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,804	$(2,197)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation of project assets	9,179	7,916
Depreciation of property and equipment	1,552	1,555
Amortization of deferred financing fees	635	562
Amortization of intangible assets	1,211	2,024
Provision for bad debts	2,932	83
Unrealized gain on interest rate swaps	(153)	(184)
Stock-based compensation expense	758	971
Deferred income taxes	(1,365)	(2,006)
Unrealized foreign exchange (gain) loss	(791)	635
Changes in operating assets and liabilities:
Restricted cash	(3,361)	(694)
Accounts receivable	(8,701)	2,426
Accounts receivable retainage	(484)	1,821
Federal ESPC receivable	(50,167)	(29,625)
Inventory, net	(1,183)	(1,257)
Costs and estimated earnings in excess of billings	22,646	(2,787)
Prepaid expenses and other current assets	(562)	(3,056)
Project development costs	(1,360)	(3,630)
Other assets	459	(1,403)
Accounts payable, accrued expenses and other current liabilities	(8,254)	(13,372)
Billings in excess of cost and estimated earnings	(6,041)	5,589
Other liabilities	(1,908)	(219)
Income taxes payable	2,432	(112)
Cash flows from operating activities	(39,722)	(36,960)
Cash flows from investing activities:
Purchases of property and equipment	(2,212)	(643)
Purchases of project assets	(20,813)	(13,640)
Proceeds from sales of assets	—	852
Cash flows from investing activities	(23,025)	(13,431)
Cash flows from financing activities:
Payments of financing fees	(749)	(1,202)
Proceeds from exercises of options	470	605
Repurchase of common stock	(1,949)	—
Proceeds from senior secured credit facility, net	2,900	3,500
Proceeds from long-term debt financing	3,013	—
Proceeds from Federal ESPC projects	38,759	40,870
Proceeds from sale-leaseback financing	11,008	7,581
Non-controlling interest	—	(116)
Proceeds from investment by redeemable non-controlling interest, net	6,519	—
Restricted cash	3,369	(25)
Payments on long-term debt	(6,129)	(6,066)
Cash flows from financing activities	57,211	45,147
Effect of exchange rate changes on cash	(832)	801
Net decrease in cash and cash equivalents	(6,368)	(4,443)
Cash and cash equivalents, beginning of period	21,645	23,762
Cash and cash equivalents, end of period	$15,277	$19,319

Non-GAAP Financial Measures (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income (loss) attributable to Ameresco, Inc.	$1,994	$1,991	$3,048	$(2,197)
Impact from redeemable non-controlling interest	106	—	(244)	—
Plus: Income tax provision (benefit)	766	1,746	1,007	(1,156)
Plus: Other expenses, net	1,850	1,347	2,693	4,009
Plus: Depreciation and amortization of intangible assets	6,023	5,755	11,942	11,495
Plus: Stock-based compensation	391	453	758	971
Plus: Restructuring charges	2,060	204	2,428	372
Plus: Non-Core Canada project loss	—	—	—	3,153
Adjusted EBITDA	$13,190	$11,496	$21,632	$16,647
Adjusted EBITDA margin	8.1%	7.5%	7.3%	6.2%

Non-GAAP net income (loss) and EPS:
Net income (loss) attributable to Ameresco, Inc.	$1,994	$1,991	$3,048	$(2,197)
Impact from redeemable non-controlling interest	106	—	(244)	—
Plus: Restructuring charges	2,060	204	2,428	372
Plus: Non-Core Canada project loss	—	—	—	3,153
Plus: Income Tax effect of non-GAAP adjustments	(282)	(194)	(166)	(123)
Non-GAAP net income	$3,878	$2,001	$5,066	$1,205
Diluted net income per common share	$0.04	$0.04	$0.07	$(0.05)
Effect of adjustments to net income	0.04	—	0.04	0.08
Non-GAAP EPS	$0.08	$0.04	$0.11	$0.03
Weighted average common shares outstanding - diluted	46,793,350	47,385,412	46,730,805	46,450,877

Adjusted cash from operations:
Cash flows from operating activities	$(24,653)	$(14,877)	$(39,722)	$(36,960)
Plus: proceeds from Federal ESPC projects	22,374	22,855	38,759	40,870
Adjusted cash from operations	$(2,279)	$7,978	$(963)	$3,910

			June 30,
			2016	2015
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$1,116,000	$944,500
Fully-contracted			435,100	398,300
Total construction backlog			$1,551,100	$1,342,800
Assets in development			$157,000	$152,400
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2016
	Low	High
Operating income	$21,750	$24,500
Depreciation and amortization of intangible assets	25,000	27,000
Stock-based compensation	2,000	2,000
Restructuring	2,500	3,500
Adjusted EBITDA	$51,250	$57,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude certain items that we do not consider indicative of our core operating performance, including restructuring charges and losses related to a significant non-core project in Canada. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.